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                                                                   EXHIBIT 99.1


PROXY                            PXRE CORPORATION                         PROXY
                         SPECIAL MEETING OF STOCKHOLDERS
                                 OCTOBER 5, 1999

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Gerald L. Radke, James F. Dore and F. Sedgwick Browne, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Common Stock of PXRE Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of PXRE Corporation to be held at the offices of PXRE Corporation, 399 Thornall Street, 14th Floor, Edison, New Jersey on October 5, 1999 commencing at 10:00 a.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

        (1) APPROVAL OF MERGER AGREEMENT: Authority to vote this Proxy for the approval and adoption of the Agreement and Plan of Merger, dated as of July 7, 1999, by and between PXRE Corporation, PXRE Group Ltd. and PXRE Merger Corp., providing for, among other things, the merger of PXRE Merger Corp. with and into PXRE Corporation, the conversion of PXRE Corporation Common Stock into PXRE Group Common Shares and the conversion of PXRE Merger Corp. Common Stock into PXRE Corporation Common Stock, as more fully described in the Proxy Statement dated August 19, 1999 relating to the Special Meeting is:

                      [ ]  GRANTED                   [ ]  WITHHELD

        (2) In their discretion, such other matters as may properly come before this meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                                   Please sign exactly as your
                                                   name appears on this Proxy.
                                                   If signing for estates,
                                                   trusts or corporations, title
                                                   or capacity should be stated.
                                                   If shares are held jointly,
                                                   each holder should sign.

                                                   Dated:_________________, 1999


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